EXHIBIT 4.1


SPECIMEN STOCK CERTIFICATE OF THE REGISTRANT, appears as below:


                                                                COMMON STOCK

                                                                   SHARES
                                                               [               ]
                                                               CUSIP 037933 10 8

                             [GOLD APRIA LOGO HERE]

                                APRIA HEALTHCARE
                                   GROUP INC.



This Certifies that  [SHAREHOLDER'S NAME]


                                    SPECIMEN


is the record holder of  [NUMBER OF SHARES]


  FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF

                           APRIA HEALTHCARE GROUP INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


                              [CORPORATE SEAL HERE]
----------------------------                         ---------------------------
      Secretary                                              Chairman


And further described:

The left margin is a psychedelic blue pattern similar to that found on U.S. paper currency. The certificate's number is found in the upper left corner of the document. The center of the certificate with the shareholder's name and number of shares is blue and white striped. Placed vertically in the lower right corner is the authorized signature of the Transfer agent and Registrar.